UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2009, ZymoGenetics, Inc. (“ZymoGenetics”) and Novo Nordisk A/S (“Novo Nordisk”) amended and restated the Second Restated License Agreement for IL-21, effective as of January 16, 2009. Under the existing license agreement Novo Nordisk had exclusive rights outside of North America to certain embodiments of IL-21, including monoclonal antibodies to IL-21 (IL-21 mAb). Under the new license agreement Novo Nordisk has worldwide rights to IL-21 mAb and certain other embodiments of IL-21. This transaction does not affect ZymoGenetics’ IL-21 Phase 2 development candidate, which is based on IL-21 protein and as to which ZymoGenetics maintains worldwide rights.

Under the terms of the new license agreement, Novo Nordisk has agreed to pay ZymoGenetics an initial upfront cash payment of $24 million and development milestones relating to the IL-21 mAb of up to $157.5 million, including a $1.5 million milestone payment upon filing of an IND for IL-21 mAb and a further $8.5 million milestone payment at the start of Phase 1 studies with IL-21 mAb. In addition, Novo Nordisk will pay ZymoGenetics single digit royalties on worldwide net sales. In accordance with the new license agreement, ZymoGenetics will have a right to co-promote the IL-21 mAb product in the United States and receive double-digit royalties on net sales in the United States if it contributes to Phase 3 clinical development costs directed to achieving regulatory approval in the United States or European Union. ZymoGenetics must make an election to contribute to Phase 3 clinical development costs following receipt of data from the Phase 2b studies and prior to filing of a BLA with the FDA, in which case ZymoGenetics will pay a one time fee of $10 million and 15% of Phase 3 clinical development costs.

Item 7.01	Other Events.

On December 7, 2009, ZymoGenetics issued a press release relating to the new license agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated December 7, 2009.

ZymoGenetics Forward-Looking Statements

This current report of Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with ZymoGenetics dependence on Novo Nordisk to develop and commercialize IL-21 mAb. In particular, ZymoGenetics ability to generate revenues from the license arrangement is subject to numerous risks, including, among other things: the possibility that Novo Nordisk chooses to scale back or discontinue its development of IL-21 mAb due to, among other things, changes in its strategies, restructuring, mergers or acquisitions; the possibility that clinical trials involving IL-21 mAb reveal that it is not effective or has undesirable side effects, unacceptable toxicities or other characteristics that preclude regulatory approval or prevent or limit commercial use; and the length of time that it takes for Novo Nordisk to solve technical problems or achieve various clinical development and regulatory approval milestones. In addition, the forward-looking statements in this press release are subject to the other risks detailed in the other risks detailed in the ZymoGenetics Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and from time to time in other reports filed by ZymoGenetics with the U.S. Securities and Exchange Commission. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

	By:	/s/ JAMES A. JOHNSON
Date: December 7, 2009		James A. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated December 7, 2009.